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                                                                    Exhibit 99.1

  TERAYON AND TRIVENI DIGITAL'S JOINT HIGH-DEFINITION BROADCAST SOLUTION WINS
                   THREE PRESTIGIOUS AWARDS AT NAB TRADESHOW

    Broadcast Engineering, DigitalTV - Television Broadcast and TV Technology
                         Magazines Honor ANDES-HD System

Santa Clara, California and Princeton, New Jersey - April 28, 2004 - Three of the broadcast industry's most prestigious publications have granted their coveted product awards to the ANDES-HD (Advanced Network Distribution Enhancement System-High Definition) system. This innovative solution was jointly developed by Terayon Communication Systems, Inc. (Nasdaq: TERN), the leading provider of broadband access, delivery and management solutions, and Triveni Digital, Inc., the leading provider of solutions for the management and distribution of data and metadata in digital television systems.

      The ANDES-HD system received Broadcast Engineering magazine's "Pick Hit," DigitalTV-Television Broadcast magazine's "Pick of Show," and TV Technology magazine's "STAR" award for superior technology. Selections were made last week at NAB2004, the National Association of Broadcasters' annual tradeshow, where the companies demonstrated the system.

      Combining the Terayon's BP 5100-HD broadcast platform with Triveni Digital's SkyScraper(TM) data distribution and GuideBuilder(TM) products, the ANDES-HD system enables broadcast networks and their affiliates to deliver, splice, brand, monitor and manage high definition (HD) and standard definition
(SD) broadcast content seamlessly and cost-effectively. The ANDES-HD system has the flexibility to implement complex and dynamic targeting of regional programming content, and provides highly accurate and automated switching between national and local HD and SD streams. FOX Broadcasting Company will use this system to power its nationwide HD broadcast delivery system.

      "Winning awards from three of the broadcast industry's premiere publications further validates the value of the ANDES-HD system and Terayon's ability to enable and accelerate broadcasters' transition to the `all digital' future," said Jeff Barco, vice president and general manager, Terayon's Digital Video Solutions group. "The broadcast industry has recognized the exceptional flexibility the ANDES-HD system gives broadcasters to distribute, brand, localize and manage their HDTV and standard definition digital broadcasts."

      "It's a great honor to be recognized by the readers and editors of the leading publications in
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the broadcast industry. All three magazines giving awards in our product categories chose to recognize ANDES-HD. This indicates the impact that the system is likely to have," said Mark Simpson, president and CEO of Triveni Digital. "As broadcasters continue to move their businesses to the new digital infrastructure, our focus on data and metadata solutions is increasingly relevant. This successful joint development project with Terayon is an example of how Triveni Digital's systems integrate more completely with leading products in the broadcast environment."

      Leveraging the technology in Terayon's BP 5100-HD platform, all of the splicing, switching and logo insertion operations occur in the compressed digital domain, thereby ensuring high picture quality - a key value of digital SD and HD programming. Further, ANDES-HD enables networks and affiliates to rate shape and statistically remultiplex the streams to optimize bandwidth usage for satellite distribution, which translates into lower transponder usage and cost. By implementing this integrated platform, broadcasters benefit from a simplified integration and operational environment that offers better picture quality and is less costly than analog multi-box solutions.

      The SkyScraper and GuideBuilder products from Triveni Digital enable the networks to insert data such as digital cue tones, PSIP information, program metadata and other relevant data files into the broadcast stream for in-band distribution to each affiliate. By integrating the SkyScraper data receiver module into the BP 5100-HD platform, the end-to-end ANDES-HD system enables seamless delivery of these data elements between the network uplink and each affiliate, ensuring synchronization and seamless splicing between the local and national feeds, as well as streamlined and remote-enabled operations.

      The companies are continuing to collaborate on future enhancements to their joint ANDES-HD system, including the addition of advanced PSIP and DVB-SI grooming features and support for data services.

ABOUT TRIVENI DIGITAL

      Triveni Digital, Inc., a subsidiary of LG Electronics, develops solutions that provide for the management and distribution of data and metadata in digital television systems. Triveni Digital's products for ATSC PSIP, DVB SI, data broadcasting, stream analysis and monitoring are renowned for their ease of use and innovative features. Working with leading industry partners, Triveni Digital employs an open and standards-compliant approach to the digital television market. Visit www.trivenidigital.com for more information.

ABOUT TERAYON

      Terayon Communication Systems, Inc. is the leading innovator of intelligent broadband access for operators who want to deliver the widest range of advanced data, video and voice
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services. Terayon maintains its headquarters in Santa Clara, California, and has sales and support offices worldwide. The company is traded on the Nasdaq under the symbol TERN and can be found on the web at www.terayon.com.

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"Safe Harbor" Statements under the Private Securities Litigation Reform Act of
1995:

Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon's ability to gain new business; Terayon's ability to develop and bring to market new, technologically advanced products; the acceptance of Terayon's new products in the market; the expansion of operations by Terayon's customers and the deployment of Terayon's products in new or specific markets; as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.